UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 28, 2008

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Number)

1014 Vine Street

Cincinnati, OH  45201

(Address of principal executive offices)

Registrant’s telephone number:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01                Regulation FD Disclosure.

Management of The Kroger Co. will participate in the Lehman Brothers 11th Annual Retail & Restaurant Conference in New York, NY on April 28 - 29, 2008.

In anticipation of investor inquiries during the conference, the Company confirms the following guidance:

2008 Guidance:

Identical supermarket sales growth
(excluding fuel sales) –	3-5%

Net earnings per diluted share –	$1.83-$1.90

Operating margin –	Slightly improving

Capital expenditures –

$2.0 – $2.2 billion, excluding acquisitions. These capital projects include approximately 70 – 80 major projects covering new stores, expansions and relocations, and 175 – 200 remodels, and other investments to support our Customer 1st business strategy.

Supermarket square footage growth –	2.0 – 2.5% before acquisitions and operational closings, with an emphasis on large, fast-growing markets

Expected tax rate –	38%

Labor:

We have negotiations this year covering store associates in Columbus, Indianapolis, Las Vegas, Nashville, Phoenix, and Portland.  Negotiations this year will be challenging as we must have competitive cost structures in each market while meeting our associates’ needs for good wages and affordable health care.

Our ability to achieve sales and earnings per share goals may be affected by: labor disputes, particularly as the Company seeks to manage health care and pension costs; industry consolidation; pricing and promotional activities of existing and new competitors, including non-traditional competitors; our response to these actions; the state of the economy, including interest rates and the inflationary and deflationary trends in certain commodities; weather conditions; stock repurchases; the success of our future growth plans; goodwill impairment; and our ability to generate sales at desirable margins, as well as the success of our programs designed to increase our identical sales without fuel.  In addition, any delays in opening new stores, or changes in the economic climate, could cause us to fall short of our sales and earnings targets.  Our ability to increase identical supermarket sales could be adversely affected by increased competition and sales shifts to other stores that we operate, as well as increases in sales of our corporate brand products.  Our guidance assumes that the Company’s food margins in 2008 will be comparable to those achieved in 2007.  Our capital expenditures, and the number of projects that we complete, could vary from our expectations if we are unsuccessful in acquiring suitable sites for new stores; development costs exceed those budgeted; or our logistics and technology or store projects are not completed on budget or in the time frame expected.  Square footage growth during the year is dependent upon our ability to acquire desirable sites for construction of new facilities, as well as the timing of completion of projects.  Any change in tax laws, the regulations related thereto, the applicable accounting rules or standards, or the interpretation thereof by federal, state or local authorities could affect our expected tax rate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

April 28, 2008	By:	/s/ Paul Heldman
Paul Heldman,
Executive Vice President,
Secretary and General Counsel